Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports Third Quarter Results

•	Revenues were $1.64 billion for the third quarter of 2013

•	Diluted earnings per share was $1.36 for the quarter

•	Adjusted diluted earnings per share, which excludes the impact of hurricane insurance recoveries and the Gulfport closure and the FAS/CAS Adjustment, was $1.17

•	Cash and cash equivalents at the end of the quarter were $895 million

NEWPORT NEWS, Va. (Nov. 7, 2013) - Huntington Ingalls Industries (NYSE: HII) reported third quarter 2013 revenues of $1.64 billion, up 2.6 percent from the same period last year. Third quarter diluted earnings per share was $1.36, compared to $0.26 in the same period of 2012.
Segment operating income in the third quarter was $142 million, compared to $89 million in the same period last year. Total operating income for the quarter was $127 million, compared to $66 million in the same period of 2012. The increases were primarily attributable to the impact of hurricane insurance recoveries and the absence in 2013 of the workers’ compensation expense adjustment, partially offset by the impact of closing the Gulfport Composite Center of Excellence (the “Gulfport facility”) and the favorable resolution last year of outstanding contract changes. Total operating margin was 7.8 percent for the quarter compared to 4.1 percent in the third quarter of 2012.
Cash provided by operating activities in the third quarter was $281 million, up $144 million from the same period last year. New business awards for the quarter were $0.2 billion, bringing total backlog to $19.3 billion as of the end of the quarter, of which $12.8 billion is funded.
“During this uncertain budget environment, our healthy backlog continues to support our programs, and we remain confident in our ability to deliver 9 plus percent operating margin by 2015,” said Mike Petters, HII’s president and chief executive officer. “Despite challenges encountered during the test programs for the last two underperforming ships, we delivered LPD-25 Somerset shortly after the quarter end and are on a path to deliver LHA-6 America at the end of the first quarter of 2014.”

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended
	September 30
(in millions, except per share amounts)	2013	2012	$ Change	% Change
Sales and service revenues	$1,637	$1,596	$41	2.6%
Segment operating income[1]	142	89	53	59.6%
Segment operating margin %[1]	8.7%	5.6%		310 bps
Total operating income	127	66	61	92.4%
Operating margin %	7.8%	4.1%		362 bps
Net earnings	69	13	56	430.8%
Diluted earnings per share	$1.36	$0.26	$1.10	423.1%
Weighted-average diluted shares outstanding	50.6	50.3

Adjusted Figures
Sales and service revenues[2]	$1,665	$1,596	$69	4.3%
Segment operating income[1,3]	$113	$113	—	—%
Segment operating margin %[1,3]	6.8%	7.1%		-29 bps
Total operating income[3]	$98	$90	8	8.9%
Operating margin %[3]	5.9%	5.6%		25 bps
Net earnings[3,4]	59	49	10	20.4%
Diluted earnings per share[3,4]	$1.17	$0.98	$0.19	19.4%
Weighted-average diluted shares outstanding	50.6	50.3

[1] Non-GAAP metrics that exclude non-segment factors affecting operating income. See Exhibit B for reconciliation.
[2] Non-GAAP metrics that exclude the impact of hurricane insurance recoveries and the Gulfport closure in 2013. See Exhibit B for reconciliation.
[3] Non-GAAP metrics that exclude the impact of hurricane insurance recoveries and the Gulfport closure in 2013 and the impact of the non-cash workers' compensation charge in 2012. See Exhibit B for reconciliation.

[4] Non-GAAP metrics that exclude the non-cash tax expense related to the Tax Matters Agreement in 2012 and the after-tax FAS/CAS Adjustment. See Exhibit B for reconciliation.

During the third quarter of 2013, the company settled hurricane-related insurance claims for its Ingalls segment and received $180 million in cash. This settlement decreased Ingalls revenues by $37 million due to lower overhead costs and increased Ingalls operating income by $46 million, reflecting the economic position of the customer's recent direction for the treatment of the insurance-related cost and recoveries. Also during the quarter, the company announced its plan to close the Gulfport facility as a result of the Navy’s decision to proceed with a steel deckhouse on DDG-1002 Lyndon B. Johnson, instead of a composite deckhouse. Ingalls revenues increased by $9 million due to the overhead impact of this decision, and the resulting Gulfport closure charge decreased Ingalls operating income by $17 million (together, the “Gulfport closure impact”).

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reported revenues for the third quarter were $1.6 billion, a 2.6 percent increase over the same period prior year. Adjusted for the hurricane insurance recoveries and the Gulfport closure impact in 2013, third quarter revenues were $1.7 billion, an increase of $69 million or 4.3 percent over Q3 2012.
Adjusted for the hurricane insurance recoveries and the Gulfport closure impact in 2013, and the non-cash workers’ compensation charge in 2012, segment operating income was $113 million in Q3 2013, flat compared to Q3 2012 on an adjusted basis. Adjusted segment operating margin was 6.8 percent in the third quarter, compared to 7.1 percent in the same period in 2012 on an adjusted basis.
Total operating income in Q3 2013 was $127 million, whereas adjusted total operating income was $98 million, an increase of $8 million, or 8.9 percent, from the same period of 2012 on an adjusted basis, primarily as a result of a lower FAS/CAS Adjustment. Operating margin in the third quarter was 7.8 percent, while adjusted operating margin was 5.9 percent, up 25 basis points from Q3 2012 on an adjusted basis.
Reported diluted earnings per share was $1.36 in the third quarter, compared to $0.26 in the same period prior year. Adjusted diluted earnings per share was $1.17 in the third quarter, compared to $0.98 in the same period of 2012 on an adjusted basis, which also excludes the after-tax FAS/CAS Adjustment of $0.18 per share in 2013 and $0.24 per share in 2012.

Operating Segment Results
Ingalls Shipbuilding

	Three Months Ended
	September 30
($ in millions)	2013	As Adjusted[1] 2013	2012	As Adjusted[2] 2012	$ Change[3]	% Change[3]
Sales and service revenues	$639	$667	$670	$670	$(3)	(0.4)%
Operating income (loss)	49	20	1	10	10	100.0%
Operating margin %	7.7%	3.0%	0.1%	1.5%		151 bps
[1] Non-GAAP metrics that exclude the impact of hurricane insurance recoveries and the Gulfport closure. See Exhibit B for reconciliation.
[2] Non-GAAP metrics that exclude the impact of the non-cash workers' compensation charge. See Exhibit B for reconciliation.
[3] Comparison of "As Adjusted 2013" to "As Adjusted 2012" figures. On an unadjusted basis, revenues decreased by $31 million and operating income increased by $48 million.

Ingalls revenues for the third quarter decreased $31 million, or 4.6 percent, from the same period in 2012. Adjusting for $37 million of hurricane insurance recoveries and $9 million of Gulfport closure impact in 2013, Ingalls revenues for the third quarter were $667 million, a decrease of $3 million or 0.4 percent from the same period prior year, driven by lower sales in amphibious assault ships and surface combatants. The decrease in amphibious assault ship revenues was due to lower sales on LPD-23 USS Anchorage, LPD-24 USS Arlington, LPD-25 Somerset,

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

LPD-26 John P. Murtha and LHA-6 America, partially offset by higher sales on LPD-27 Portland and LHA-7 Tripoli. Surface combatant revenues decreased due to lower volumes on the DDG-1000 Zumwalt-class destroyer program and DDG-114 Ralph Johnson, partially offset by higher volumes on DDG-117 Paul Ignatius.
Ingalls operating income for the third quarter was $49 million, up $48 million over the same period last year. Adjusting for $46 million of hurricane insurance recoveries and $17 million of Gulfport closure impact in 2013 and the $9 million non-cash workers’ compensation charge in 2012, Ingalls operating income for the third quarter of 2013 was $20 million, compared to $10 million in the same period of 2012. Ingalls adjusted operating margin was 3.0 percent for the quarter, an increase of 151 basis points from the same period last year on an adjusted basis. These increases were primarily attributable to risk retirement on the National Security Cutter (NSC) program.
Key Ingalls program milestones for the quarter:

•	Delivered the final aft peripheral vertical launch system (PVLS) assemblies and the composite hangar for DDG-1001 Michael Monsoor

•	Launched the fourth U.S. Coast Guard NSC, WMSL-753 Hamilton

•	Completed successful builder’s sea trials for LPD-25 Somerset, the ninth San Antonio-class ship

•	Started fabrication of DDG-114 Ralph Johnson, Ingalls’ 30th Arleigh Burke-class destroyer

•	Approved a new collective bargaining agreement between the company’s Avondale subsidiary and the New Orleans Metal Trades Council (NOMTC) and the Metal Trades Department (MTD)

Newport News Shipbuilding

	Three Months Ended
	September 30
($ in millions)	2013	2012	As Adjusted[1] 2012	$ Change[2]	% Change[2]
Sales and service revenues	$1,018	$944	$944	$74	7.8%
Operating income (loss)	93	88	103	(10)	(9.7)%
Operating margin %	9.1%	9.3%	10.9%		-178 bps
[1] Non-GAAP metrics that exclude the impact of the non-cash workers' compensation charge. See Exhibit B for reconciliation.
[2] Comparison of "2013" to "As Adjusted 2012" figures. On an unadjusted basis, operating income increased by $5 million.

Newport News revenues for the third quarter increased $74 million, or 7.8 percent, from the same period in 2012, primarily driven by higher sales in aircraft carriers and fleet support services, partially offset by lower sales in submarines. The increase in aircraft carriers sales was primarily driven by higher volumes on the execution contract for the CVN-72 USS Abraham Lincoln refueling and complex overhaul (RCOH), the construction preparation for CVN-79 John F. Kennedy, and the inactivation contract for CVN-65 USS Enterprise, partially offset by lower volumes on the execution contract for the CVN-71 USS Theodore Roosevelt RCOH. Higher

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

revenues in fleet support services were primarily the result of volumes associated with the repair work on SSN-765 USS Montpelier. Decreased submarine sales were related to the SSN-774 Virginia-class submarine program, primarily driven by lower volumes on Block II boats following the delivery of SSN-783 USS Minnesota, partially offset by higher volumes on Block III boats.
Newport News operating income for the third quarter was $93 million, compared with $88 million in the same period of 2012. Adjusting for the $15 million non-cash workers’ compensation charge in 2012, operating income decreased $10 million from Q3 2012. The decline from the prior year adjusted amount was primarily related to the favorable resolution last year of outstanding contract changes on the CVN-65 USS Enterprise Extended Drydocking Selected Restricted Availability (EDSRA). Newport News operating margin was 9.1 percent in Q3 2013, down 178 basis points from the same period last year on an adjusted basis.
Key Newport News program milestones for the quarter:

•	Installed the third and final aircraft elevator on CVN-78 Gerald R. Ford

•	Redelivered CVN-71 USS Theodore Roosevelt following successful sea trials that tested the ship's systems after its RCOH

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

The Company
Huntington Ingalls Industries (HII) designs, builds and maintains nuclear and non-nuclear ships for the U.S. Navy and Coast Guard and provides after-market services for military ships around the globe. For more than a century, HII has built more ships in more ship classes than any other U.S. naval shipbuilder at its Newport News Shipbuilding and Ingalls Shipbuilding divisions. Employing more than 37,000 in Virginia, Mississippi, Louisiana and California, HII also provides a wide variety of products and services to the commercial energy industry and other government customers, including the Department of Energy. For more information, please visit www.huntingtoningalls.com.
Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. Eastern Time on Nov. 7. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except per share amounts)	2013	2012	2013	2012
Sales and service revenues
Product sales	$1,394	$1,367	$4,138	$4,224
Service revenues	243	229	744	661
Total sales and service revenues	1,637	1,596	4,882	4,885
Cost of sales and service revenues
Cost of product sales	1,123	1,187	3,366	3,578
Cost of service revenues	210	186	650	562
Income (loss) from operating investments, net	9	7	13	13
General and administrative expenses	186	164	541	506
Operating income (loss)	127	66	338	252
Other income (expense)
Interest expense	(28)	(29)	(87)	(88)
Earnings (loss) before income taxes	99	37	251	164
Federal income taxes	30	24	81	68
Net earnings (loss)	$69	$13	$170	$96

Basic earnings (loss) per share	$1.38	$0.26	$3.41	$1.95
Weighted-average common shares outstanding	49.9	49.6	49.9	49.3

Diluted earnings (loss) per share	$1.36	$0.26	$3.37	$1.92
Weighted-average diluted shares outstanding	50.6	50.3	50.5	49.9

Dividends declared per share	$0.10	$—	$0.30	$—

Net earnings (loss) from above	$69	$13	$170	$96
Other comprehensive income (loss)
Change in unamortized benefit plan costs	31	23	246	68
Other	2	—	3	—
Tax benefit (expense) for items of other comprehensive income	(15)	(6)	(101)	(23)
Other comprehensive income (loss), net of tax	18	17	148	45
Comprehensive income (loss)	$87	$30	$318	$141

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	September 30 2013	December 31 2012
Assets
Current Assets
Cash and cash equivalents	$895	$1,057
Accounts receivable, net	1,055	905
Inventoried costs, net	340	288
Deferred income taxes	218	213
Prepaid expenses and other current assets	23	21
Total current assets	2,531	2,484
Property, plant, and equipment, net	1,964	2,034
Goodwill	881	881
Other purchased intangibles, net	532	548
Long-term deferred tax asset	248	329
Miscellaneous other assets	123	116
Total assets	$6,279	$6,392
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$287	$377
Accrued employees’ compensation	205	235
Current portion of long-term debt	65	51
Current portion of postretirement plan liabilities	148	166
Current portion of workers’ compensation liabilities	225	216
Advance payments and billings in excess of revenues	139	134
Income taxes payable	73	—
Other current liabilities	260	205
Total current liabilities	1,402	1,384
Long-term debt	1,743	1,779
Pension plan liabilities	1,082	1,301
Other postretirement plan liabilities	656	799
Workers’ compensation liabilities	409	403
Other long-term liabilities	52	59
Total liabilities	5,344	5,725
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock	1	—
Additional paid-in capital	1,914	1,894
Retained earnings (deficit)	155	—
Treasury stock	(57)	(1)
Accumulated other comprehensive income (loss)	(1,078)	(1,226)
Total stockholders’ equity	935	667
Total liabilities and stockholders’ equity	$6,279	$6,392

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30
($ in millions)	2013	2012
Operating Activities
Net earnings (loss)	$170	$96
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	135	122
Amortization of purchased intangibles	16	15
Amortization of debt issuance costs	6	6
Stock-based compensation	28	25
Excess tax benefit related to stock-based compensation	(5)	—
Deferred income taxes	(19)	44
Change in
Accounts receivable	(150)	(172)
Inventoried costs	(102)	57
Prepaid expenses and other assets	(16)	(8)
Accounts payable and accruals	12	(134)
Retiree benefits	(134)	(93)
Other non-cash transactions, net	3	1
Net cash provided by (used in) operating activities	(56)	(41)
Investing Activities
Additions to property, plant, and equipment	(85)	(92)
Proceeds from insurance settlement	58	—
Net cash provided by (used in) investing activities	(27)	(92)
Financing Activities
Repayment of long-term debt	(22)	(22)
Dividends paid	(15)	—
Repurchases of common stock	(53)	—
Proceeds from stock option exercises	6	6
Excess tax benefit related to stock-based compensation	5	—
Net cash provided by (used in) financing activities	(79)	(16)
Change in cash and cash equivalents	(162)	(149)
Cash and cash equivalents, beginning of period	1,057	915
Cash and cash equivalents, end of period	$895	$766
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$54	$28
Cash paid for interest	$101	$102
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$2	$2

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “adjusted sales and service revenues,” “adjusted segment operating income,” “adjusted segment operating margin,” “adjusted total operating income,” adjusted operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share.”

Adjusted sales and service revenues is defined as total sales and service revenues adjusted for the impact of the hurricane insurance recoveries and the Gulfport closure impact in 2013.

Segment operating income is defined as total operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is defined as segment operating income as a percentage of total sales and service revenues.

Adjusted segment operating income is defined as segment operating income adjusted for the impact of the hurricane insurance recoveries and the Gulfport closure impact in 2013 and the impact of the non-cash workers' compensation charge in 2012.

Adjusted segment operating margin is defined as adjusted segment operating income as a percentage of adjusted segment sales and service revenues.

Adjusted total operating income is defined as total operating income adjusted for the impact of the hurricane insurance recoveries and the Gulfport closure impact in 2013 and the impact of the non-cash workers' compensation charge in 2012.

Adjusted operating margin is defined as adjusted total operating income as a percentage of adjusted sales and service revenues.

Adjusted net earnings is defined as net income adjusted for the 2013 tax effected impact of the hurricane insurance recoveries, the 2013 tax effected impact of the Gulfport closure, the 2012 tax effected impact of the non-cash workers’ compensation charge, the 2012 tax expense related to the spin-off Tax Matters Agreement with Northrop Grumman and the tax effected FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Segment operating income and segment operating margin are two of the key metrics we use to evaluate operating performance because they exclude items that do not affect segment performance. We believe adjusted sales and service revenues, adjusted total operating income, adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share are also useful metrics because they exclude non-operating items that we do not consider indicative of our core operating performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	September 30
($ in millions)	2013	2012
Sales and Service Revenues
Ingalls	$639	$670
Newport News	1,018	944
Intersegment eliminations	(20)	(18)
Total Sales and Service Revenues	1,637	1,596
Segment Operating Income
Ingalls	49	1
As a percentage of revenues	7.7%	0.1%
Newport News	93	88
As a percentage of revenues	9.1%	9.3%
Total Segment Operating Income	142	89
As a percentage of revenues	8.7%	5.6%
Non-segment factors affecting operating income
FAS/CAS Adjustment	(13)	(19)
Deferred state income taxes	(2)	(4)
Total Operating Income	127	66
Interest expense	(28)	(29)
Federal income taxes	(30)	(24)
Net Earnings	$69	$13

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Sales and Service Revenues, Adjusted Segment Operating Income, Adjusted Segment Operating Margin, Adjusted Total Operating Income and Adjusted Operating Margin

	Three Months Ended
	September 30
$ in millions	2013	2012
Adjusted Sales and Service Revenues
Ingalls	639	670
Adjustment for hurricane insurance recoveries	37	—
Adjustment for Gulfport closure impact	(9)	—
Adjusted Ingalls	667	670
Newport News	1,018	944
Intersegment eliminations	(20)	(18)
Adjusted Sales and Service Revenues	1,665	1,596

Adjusted Segment Operating Income (Loss)
Total Operating Income (Loss)	$127	$66
As a percentage of sales	7.8%	4.1%
Non-segment factors affecting operating income
FAS/CAS Adjustment	13	19
Deferred state income taxes	2	4
Segment Operating Income (Loss)	$142	$89
As a percentage of sales	8.7%	5.6%

Non-recurring items affecting operating income:
Ingalls	$49	$1
Adjustment for hurricane insurance recoveries	(46)	—
Adjustment for Gulfport closure impact	17	—
Adjustment for non-cash workers' compensation charge	—	9
Adjusted Ingalls	20	10
As a percentage of sales	3.0%	1.5%
Newport News	93	88
Adjustment for non-cash workers' compensation charge	—	15
Adjusted Newport News	93	103
As a percentage of sales	9.1%	10.9%
Adjusted Segment Operating Income (Loss)	$113	$113
As a percentage of sales	6.8%	7.1%

Adjusted Total Operating Income (Loss)
Total Operating Income (Loss)	$127	$66
As a percentage of sales	7.8%	4.1%
Adjustment for hurricane insurance recoveries	(46)	—
Adjustment for Gulfport closure impact	17	—
Adjustment for non-cash workers' compensation charge	—	24
Adjusted Total Operating Income (Loss)	$98	$90
As a percentage of sales	5.9%	5.6%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share

	Three Months Ended
	September 30
$ in millions	2013	2012
Adjusted Net Earnings (Loss)
Net Earnings (Loss)	$69	$13
Adjustment for hurricane insurance recoveries(1)	(30)	—
Adjustment for Gulfport closure(1)	11	—
Adjustment for non-cash workers' compensation charge(1)	—	16
Adjustment for non-cash tax expense	—	8
Adjustment for FAS/CAS Adjustment(1)	9	12
Adjusted Net Earnings (Loss)	59	49

Per Share Amounts
Weighted-Average Diluted Shares Outstanding	50.6	50.3

Adjusted Diluted EPS
Diluted earnings (loss) per share	$1.36	$0.26
After-tax hurricane insurance recoveries per share	$(0.59)	—
After-tax Gulfport closure per share	$0.22	—
After-tax non-cash workers' compensation charge per share	—	$0.32
Non-cash tax expense per share	—	$0.16
After-tax FAS/CAS Adjustment per share	$0.18	$0.24
Adjusted Diluted EPS	$1.17	$0.98

(1) Tax effected at 35% federal statutory tax rate.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com